As filed with the Securities and Exchange Commission on May 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	5712	45-3052669
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 Koch Road, Suite J

Corte Madera, CA 94925

(415) 924-1005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlos E. Alberini

Chief Executive Officer

15 Koch Road, Suite J

Corte Madera, CA 94925

(415) 924-1005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stewart L. McDowell, Esq. Steven R. Shoemate, Esq. Gibson Dunn & Crutcher, LLP 555 Mission Street San Francisco, CA 94105 Tel: (415) 393-8200 Fax: (415) 986-5309	Gavin B. Grover, Esq. John M. Rafferty, Esq. Andrew D. Thorpe, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 Tel: (415) 268-7000 Fax: (415) 268-7522	Sharon R. Flanagan, Esq. Justin L. Bastian, Esq. Sidley Austin LLP 555 California Street San Francisco, CA 94104 Tel: (415) 772-1200 Fax: (415) 772-7400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒     333-188185

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, $0.0001 par value	1,349,985	$50.00	$67,499,250	$9,206.90

(1)	Represents only the additional number of shares being registered and includes 176,085 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-188185).
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Based on the public offering price per share.
(3)	The registrant previously paid filing fees of $46,034.49 in connection with previous filings of its registration statement on Form S-1 (File No. 333-188185).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register an additional 1,349,985 shares of the registrant’s common stock, par value $0.0001 per share. The contents of the Registration Statement on Form S-1 (Registration No. 333-188185), including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on May 14, 2013, are incorporated by reference in this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of May 15, 2013), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than May 15, 2013.

Signatures

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Corte Madera, State of California, on the 14th day of May, 2013.

RESTORATION HARDWARE HOLDINGS, INC.

By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos Alberini	Chief Executive Officer and Director	May 14, 2013
Carlos Alberini	(Principal Executive Officer)

/s/ Karen Boone	Chief Financial Officer and Principal Accounting Officer	May 14, 2013
Karen Boone	(Principal Financial and Principal Accounting Officer)

*	Director	May 14, 2013
Eri Chaya

*	Director	May 14, 2013
J. Michael Chu

*	Director	May 14, 2013
Mark Demilio

*	Director	May 14, 2013
William Forrest

*	Director	May 14, 2013
Thomas Mottola

*	Director	May 14, 2013
Barry Sternlicht

* By:	/s/ Carlos Alberini
Carlos Alberini Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page)

*	Incorporated by reference to the registrant’s Registration Statement on Form S-1 (File No. 333-188185).